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                                                                  Exhibit 10.18

                            EMPLOYMENT AGREEMENT AND
                         UNDERTAKING OF CONFIDENTIALITY


        In consideration of their mutual promises and agreements and subject to the terms and conditions set forth below in this Employment Agreement and Undertaking of Confidentiality ("Agreement"), National City Processing Company ("NPC") and Richard Alston ("Employee") hereby agree as follows:

        1. NPC agrees to employ Employee in the position of Executive Vice President of Corporate Resources at the base salary of One Hundred and Forty-Five Thousand Dollars ($145,000.00) and to make available to Employee those benefits provided by NPC to employees with similar responsibilities, all as amended from time to time, upon the terms and conditions set forth below. As additional consideration for the mutual promises and agreements set forth herein, NPC agrees to adjust its standard noncompete period from two (2) years to a period equal to Employee's length of employment with NPC, not to exceed two (2) years.

        2. Employee acknowledges and agrees that in the performance of his duties of employment he may be brought into frequent contact with clients and potential clients of NPC either in person, through the mails, by telephone or by other electronic means. Employee also acknowledges and agrees that trade secrets and confidential information of NPC, more fully described in paragraph 12 of this Agreement, gained by Employee during his employment with NPC, have been developed by NPC through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of NPC. Employee further understands, acknowledges and agrees that the foregoing makes it necessary for the protection of NPC's business that Employee not compete with NPC during the term of his employment and for a reasonable period thereafter.

        3. Employee agrees that he will not, during his employment, compete with NPC within the United States. Employee agrees that, in accordance with this restriction, but without limiting its terms, he will not during the term of his employment:

        (i) enter into or engage in any business that competes with NPC's Business; or

       (ii) solicit any customers, clients, business, patronage or orders for, or sell any services in competition with, or for any business that competes with NPC's Business; or

      (iii) divert, entice, or take away any customers, clients, business, patronage or orders of NPC, or attempt to do so; or


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        (iv) promote or assist, financially or otherwise, any person, firm, association or corporation engaged in any business that competes with NPC's Business.

        4. Employee agrees that, within the United States (hereinafter referred to as the "Territory"), he will not enter into or engage in any business that competes with NPC's Business for a period of time which will not be less than one month and not be greater than twenty-four months (hereinafter referred to as the "Excluded Time Period"). The actual length of the Excluded Time Period will be equal to the number of months which the Employee worked at NPC prior to termination, but not greater than twenty-four months.

        5. Employee agrees that, following termination of his employment, he will not solicit within the Territory during the Excluded Time Period any NPC customers, clients, business, patronage, or orders, nor will he sell any services in competition with NPC's Business.

        6. Employee agrees that, following the termination of his employment, he will not divert, entice, or otherwise take away any customers, clients, business or orders of NPC or attempt to do so within the Territory during the Excluded Time Period.

        7. Employee agrees that, following the termination of his employment during the Excluded Time Period, he will not promote or assist financially or otherwise, any entity within the Territory, regardless of ownership structure or legal form, which is engaged in any business that competes with NPC's Business. This excludes, however, the promotion or assistance of entities which may be affiliated with other entities which directly compete with NPC's Business, provided that the entity being promoted or assisted does not, itself, compete with NPC's Business.

        8. For the purposes of paragraphs 3 through 7, inclusive, Employee understands and agrees that he will be competing if he engages in any or all of the activities set forth therein directly as an individual on his own account, or indirectly as a partner, joint venturer, employee, agent, salesman, consultant, officer and/or director of any firm or corporation, or as a stockholder of any corporation in which Employee or Employee's spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than ten percent (10%) of the outstanding stock. It is further understood, however, that Employee will not be deemed to be competing if he engages in any or all of the activities in paragraphs three through seven in one or more of the roles referenced in this paragraph if the entity is merely affiliated through ownership with an entity in NPC's Business, and Employee does not participate in the activities of the competing Business.

        9. For the purposes of this Agreement "NPC's Business" is defined as:

Bankcard Services: the acquisition and processing of credit and debit card transactions accepted by merchants at the point of sale.

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Check Services: the guarantee, authorization, and collection of checks accepted by merchants at the point of sale.

Airline Services: the receipt, processing, and collection of Travel Agent payments being made to the Airlines as the result of tickets issued by the Agents; also, the handling of Passenger Revenue Accounting functions for Airlines.

Retail Lockbox Services: the receipt, processing, and collection of consumer payments being made to corporations for services rendered.

Payables Services: the audit and processing of payments being made by corporations to their suppliers for services rendered - Freight Payment being a particular specialty.

Electronic Benefits Transfer Services: the electronic distribution of governmental benefits to welfare recipients by a variety of governmental agencies at the local, state, and national levels.

For the purposes of paragraphs 4 through 7, inclusive, and 13, the Territory shall be limited to the United States of America.

        10. If it shall be judicially determined that Employee has violated any of his obligations under paragraphs 3 through 7, inclusive, then the period applicable to the obligation which Employee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which said violation(s) occurred.

        11. Employee agrees that he will not directly or indirectly at any time solicit or induce or attempt to solicit or induce any employee of NPC to terminate his/her employment, representation or other association with NPC.

        12. Employee will keep in strict confidence, and will not, directly or indirectly, at any time during or after his employment, disclose, furnish, disseminate, make available or use (except in the course of performing his duties of employment hereunder) any trade secrets or confidential business and technical information of NPC or its customers or clients, without limitation as to when or how Employee may have acquired such information. Such confidential information shall include,the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique or improvement, or any business information or plans, financial information, or listing of names, addresses or telephone numbers, including without limitation, information relating to any of NPC's customers or prospective customers, NPC's customer lists, contract information including terms, pricing and services provided, information received as a result of customer contacts, NPC's products and processing capabilities, methods of operation, business plans, financials or strategy, and agreements to which NPC may be a party. Employee specifically acknowledges that such information,whether reduced to writing



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or maintained in the mind or memory of Employee and whether compiled by NPC and/or Employee, derive independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by NPC to maintain the secrecy of such information, that such information is the sole property of NPC and that any retention and use of such information during or after his employment with NPC (except in the course of performing his duties of employment hereunder) shall constitute a misappropriation of NPC's trade secrets. Employee further agrees that, at the time of termination of his employment, he will return to NPC, in good condition, all property of NPC, including, without limitation, the information identified above. In the event that said items are not so returned, NPC shall have the right to charge Employee for all reasonable damages, costs, attorney's fees and other expenses incurred in searching for, taking, removing, and/or recovering such property.

        13. During his employment and during the Excluded Time Period, Employee agrees to communicate the contents of this Agreement to any person, firm, association, or corporation that he intends to be employed by, associated with, or represent, that is engaged in a business that is competitive to NPC's Business.

        14. Employee acknowledges and agrees that the remedy at law available to NPC for breach of any of Employee's obligations under this Agreement would be inadequate, and agrees and consents that in addition to any other rights or remedies that NPC may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding that may be brought to enforce any provision contained in paragraphs 3 through 7, inclusive, of this Agreement, without the necessity of proof of actual damage.

        15. Employee acknowledges that his obligations under this Agreement are reasonable in the context of the nature of NPC's business and the competitive injuries likely to be sustained by NPC if Employee violated such obligations. Employee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the obligations undertaken by NPC in paragraph 1 above, which Employee acknowledges constitutes new and/or good, valuable and sufficient consideration. Employee acknowledges that his employment relationship with NPC is and following the execution of this Agreement shall continue to be "at will," and may be terminated at any time and for any reason, or for no reason, by NPC or by Employee. If, however, NPC terminates Employee's employment for any reason other than cause or a violation of the terms of this Agreement, NPC shall pay Employee an amount equal to his then current base salary during the Excluded Time Period, not to exceed twenty-four months. Such payments shall be made by NPC to Employee on the same periodic basis as NPC's regular payroll. Should Employee violate the terms of this Agreement during the Excluded Time Period, NPC's obligation to make such payments will cease. In the event of such a breach, however, Employee's obligations hereunder will continue.


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     16. The failure of NPC to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of NPC thereafter to enforce each and every provision.

     17. This Agreement supersedes all previous agreements, written or oral, between Employee and NPC, except page one (1) of Employee's employment offer letter from NPC, dated November 30, 1994, is hereby incorporated and attached as Exhibit No. 1. No modification, waiver, amendment or addition to any of the terms of this Agreement shall be effective except as set forth in a writing signed by Employee and NPC.

     18. All provisions, terms, conditions, paragraphs, agreements and covenants ("Provisions") contained in this Agreement are severable and, in the event any one of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision. The within Provisions shall be applicable irrespective of whether such termination shall be by NPC or by the Employee, whether voluntary or involuntary, whether for cause or without cause, and whether by reason of the expiration of this or any other written or oral agreement or arrangement (or any extensions thereof) with NPC.

     19. Employee and NPC discussed the requirement that Employee and NPC enter into this Agreement as a condition of employment. Consequently, Employee acknowledges and accepts as fact that this Agreement and its terms preceded the date of Employee's employment, irrespective of the date of signing by Employee and NPC. Employee and NPC agree that this Agreement is mutually binding on both NPC and Employee and that due consideration has been given to support this Agreement.

     20. This Agreement shall become effective on the date of execution by Employee and shall be governed by, and construed in accordance with, the internal, substantive laws of the Commonwealth of Kentucky. Employee agrees that the state and federal courts located in the Commonwealth of Kentucky shall have jurisdiction in any action, suit or proceeding against Employee based on or arising out of this Agreement and Employee hereby: (i) submits to the personal jurisdiction of such courts; (ii) consents to service of process in connection with any action, suit or proceeding against Employee; and (iii) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

     Employee represents that, prior to signing this Agreement, he has read, fully understands and voluntarily agrees to the terms and conditions as stated above, that he was not coerced to sign this Agreement, that he was not under duress at the time he signed this Agreement and that, prior to signing this Agreement, he had adequate time to consider entering into this Agreement, including without limitation, the opportunity to discuss the terms


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and conditions of this Agreement, as well as its legal consequences, with an attorney of his choice.

        IN WITNESS WHEREOF, the Employee, having read and fully understood each of the foregoing provisions, has executed this Agreement as of this 18th day of January, 1995.

                                      EMPLOYEE: Richard Alston
                                                -------------------------------
                                                (Print Name)

                                            /s/  RICHARD ALSTON
                                      -----------------------------------------
                                      (Signature)

                                      NATIONAL CITY PROCESSING COMPANY

                                      By:  /s/  TONY HOLCOMBE
                                         --------------------------------------
                                         (Signature)

                                      Dated this 18 day of January, 1995

CFI432F
01/17/95

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